Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces First Quarter 2022 Financial Results

EWING, N.J. – May 5, 2022 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the first quarter ended March 31, 2022.

“We are pleased to report solid first quarter 2022 results,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display Corporation. “As we look out, we believe that consumer electronic OEMs, panel makers and the ecosystem are setting the stage for a significant new wave of OLED capital investments and OLED market proliferation. Amid this growing OLED market momentum, we continue to make excellent progress in our ongoing development work for a commercial phosphorescent blue emissive system. We reaffirm our belief that we are on track to meet preliminary target specs with our phosphorescent blue by year-end, which should enable the introduction of our all-phosphorescent RGB stack into the commercial market in 2024.”

Rosenblatt continued, “We believe that the trajectories of the OLED market and of the Company continue to be very bright. With more than two-and-a-half decades of experience and know-how, we are broadening our core competencies, bolstering our worldwide footprint and expanding our global team to fuel our strategic initiatives and increase our first-mover competitive edge. As a key OLED innovations partner, we believe we are well-positioned to continue to participate in a myriad of exciting opportunities that lie ahead in the near-term, mid-term and long-term.”

Financial Highlights for the First Quarter of 2022

•
Total revenue in the first quarter of 2022 was $150.5 million as compared to $134.0 million in the first quarter of 2021.
•
Revenue from material sales was $86.7 million in the first quarter of 2022 as compared to $79.8 million in the first quarter of 2021.
•
Revenue from royalty and license fees was $59.8 million in the first quarter of 2022 as compared to $50.9 million in the first quarter of 2021.
•
Cost of materials was $29.9 million in the first quarter of 2022 as compared to $21.0 million in the first quarter of 2021.
•
Operating income was $62.3 million in the first quarter of 2022 as compared to $63.6 million in the first quarter of 2021.
•
Net income was $50.0 million or $1.05 per diluted share in the first quarter of 2022 as compared to $51.7 million or $1.08 per diluted share in the first quarter of 2021.

Revenue Comparison

($ in thousands)	Three Months Ended March 31,
	2022	2021
Material sales	$86,691	$79,808
Royalty and license fees	59,802	50,886
Contract research services	3,977	3,306
Total revenue	$150,470	$134,000

Cost of Materials Comparison

($ in thousands)	Three Months Ended March 31,
	2022	2021
Material sales	$86,691	$79,808
Cost of material sales	29,920	20,999
Gross margin on material sales	56,771	58,809
Gross margin as a % of material sales	65%	74%

2022 Guidance

The Company continues to believe that its 2022 revenue will be approximately in the range of $625 million to $650 million. The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a second quarter cash dividend of $0.30 per share on the Company’s common stock. The dividend is payable on June 30, 2022 to all shareholders of record on June 16, 2022.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on May 5, 2022 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$357,424	$311,993
Short-term investments	325,055	351,194
Accounts receivable	104,947	107,639
Inventory	143,240	134,160
Other current assets	29,120	20,948
Total current assets	959,786	925,934
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $97,979 and $92,461	131,879	128,832
ACQUIRED TECHNOLOGY, net of accumulated amortization of $178,782 and $173,635	44,521	49,668
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $7,918 and $7,565	9,370	9,711
GOODWILL	15,535	15,535
INVESTMENTS	164,130	168,076
DEFERRED INCOME TAXES	35,788	33,453
OTHER ASSETS	126,222	135,710
TOTAL ASSETS	$1,487,231	$1,466,919
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,064	$14,955
Accrued expenses	26,960	45,474
Deferred revenue	111,778	120,864
Other current liabilities	12,452	6,645
Total current liabilities	178,254	187,938
DEFERRED REVENUE	31,735	36,217
RETIREMENT PLAN BENEFIT LIABILITY	67,481	66,773
OTHER LIABILITIES	78,461	76,077
Total liabilities	355,931	367,005
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,099,830 and 49,065,924 shares issued, and 47,734,182 and 47,700,276 shares outstanding, at March 31, 2022 and December 31, 2021, respectively	491	491
Additional paid-in capital	658,050	658,728
Retained earnings	535,936	500,212
Accumulated other comprehensive loss	(21,895)	(18,235)
Treasury stock, at cost (1,365,648 shares at March 31, 2022 and December 31, 2021)	(41,284)	(41,284)
Total shareholders’ equity	1,131,300	1,099,914
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,487,231	$1,466,919

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
REVENUE:
Material sales	$86,691	$79,808
Royalty and license fees	59,802	50,886
Contract research services	3,977	3,306
Total revenue	150,470	134,000
COST OF SALES	33,163	23,298
Gross margin	117,307	110,702
OPERATING EXPENSES:
Research and development	26,545	23,305
Selling, general and administrative	21,062	16,404
Amortization of acquired technology and other intangible assets	5,498	5,488
Patent costs	1,798	1,835
Royalty and license expense	154	112
Total operating expenses	55,057	47,144
OPERATING INCOME	62,250	63,558
Interest income, net	291	133
Other (loss) income, net	(34)	59
Interest and other income, net	257	192
INCOME BEFORE INCOME TAXES	62,507	63,750
INCOME TAX EXPENSE	(12,537)	(12,063)
NET INCOME	$49,970	$51,687
NET INCOME PER COMMON SHARE:
BASIC	$1.05	$1.09
DILUTED	$1.05	$1.08
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,369,764	47,267,921
DILUTED	47,440,281	47,329,704
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.20

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,970	$51,687
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables, net	(64,106)	(57,648)
Depreciation	5,627	4,263
Amortization of intangibles	5,498	5,488
Change in excess inventory reserve	84	667
Amortization of premium and discount on investments, net	(271)	(70)
Stock-based compensation to employees	6,085	5,200
Stock-based compensation to Board of Directors and Scientific Advisory Board	430	330
Deferred income tax (benefit) expense	(1,380)	515
Retirement plan expense	1,359	2,228
Decrease (increase) in assets:
Accounts receivable	2,692	(9,066)
Inventory	(9,164)	(10,498)
Other current assets	(3,525)	5,400
Other assets	9,488	(7,133)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(4,261)	(21,136)
Other current liabilities	5,807	(666)
Deferred revenue	45,891	53,000
Other liabilities	2,384	6,935
Net cash provided by operating activities	52,608	29,496
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,751)	(9,938)
Purchases of intangibles	(12)	(298)
Purchases of investments	(24,915)	(4,220)
Proceeds from sale and maturity of investments	50,240	100,000
Net cash provided by investing activities	14,562	85,544
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	403	348
Payment of withholding taxes related to stock-based compensation to employees	(7,896)	(9,634)
Cash dividends paid	(14,246)	(9,487)
Net cash used in financing activities	(21,739)	(18,773)
INCREASE IN CASH AND CASH EQUIVALENTS	45,431	96,267
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	311,993	630,012
CASH AND CASH EQUIVALENTS, END OF PERIOD	$357,424	$726,279
The following non-cash activities occurred:
Unrealized loss on available-for-sale securities	$(5,031)	$(66)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	2,077	(27)